                                                                   Exhibit 10(i)


                         THE ELDER-BEERMAN STORES CORP.

                      EQUITY AND PERFORMANCE INCENTIVE PLAN

                          (Effective December 30, 1997)

                         THE ELDER-BEERMAN STORES CORP.
                      EQUITY AND PERFORMANCE INCENTIVE PLAN

                          (Effective December 30, 1997)

                                Table of Contents
                                -----------------

                                                                                                         Page
                                                                                                         ----

ARTICLE I:     Purpose and Definitions......................................................................1
        1.1    Purpose......................................................................................1
        1.2    Effective Date...............................................................................1
        1.3    Definitions..................................................................................1

ARTICLE II:    Shares Available Under the Plan..............................................................5
        2.1    Shares Available Under the Plan..............................................................5

ARTICLE III:   Long-Term Incentive Awards...................................................................6
        3.1    Purpose......................................................................................6
        3.2    Option Rights................................................................................6
        3.3    Appreciation Rights..........................................................................8
        3.4    Restricted Shares............................................................................9
        3.5    Deferred Shares.............................................................................10
        3.6    Performance Shares and Performance Units....................................................10
        3.7    Transferability.............................................................................12
        3.8    Participation by Employees of a Designated Subsidiary.......................................12
        3.9    Awards on the Effective Date................................................................12

ARTICLE IV:    Awards to Non-Employee Directors............................................................13
        4.1    Purpose.....................................................................................13
        4.2    Awards to Non-Employee Directors............................................................13
        4.3    Awards on the Effective Date................................................................13

ARTICLE V:     Annual Incentive Awards.....................................................................13
        5.1    Purpose.....................................................................................13
        5.2    Definitions.................................................................................13
        5.3    Eligibility for Annual Incentive Award......................................................14
        5.4    Annual Incentive Awards.....................................................................14
        5.5    Deferral Election...........................................................................14
        5.6    Grants of Restricted Shares.................................................................14
        5.7    Retirement, Disability, Death, Termination of Employment, Change of
               Ownership                                                                                   14
        5.8    Administration..............................................................................15
        5.9    Claims Procedure............................................................................15


ARTICLE VI:    Administration; General Provisions..........................................................16
        6.1    Adjustments.................................................................................16
        6.2    Fractional Shares...........................................................................16
        6.3    Withholding Taxes...........................................................................16
        6.4    Administration of the Plan..................................................................16
        6.5    Amendments, Etc.............................................................................17
        6.6    Termination.................................................................................18

                         THE ELDER-BEERMAN STORES CORP.

                      EQUITY AND PERFORMANCE INCENTIVE PLAN


                                    ARTICLE I

                             Purpose and Definitions
                             -----------------------

        1.1 PURPOSE. The purpose of the Equity and Performance Incentive Plan (the "Plan") is to attract and retain directors, officers and key employees for The Elder-Beerman Stores Corp. (the "Corporation") and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

        1.2 EFFECTIVE DATE. The Plan will be effective on the confirmation date of the Joint Plan of Reorganization of The Elder-Beerman Stores Corp. and its Subsidiaries (the "Joint Plan of Reorganization"). As of the date the Plan becomes effective, the Plan will be deemed authorized and approved in all respects and for all purposes, as provided in the Joint Plan of Reorganization, without any requirements of further action by any shareholders or directors of The Elder-Beerman Stores Corp.

        1.3 DEFINITIONS.  As used in the Plan,

               "Appreciation Right" means a right granted pursuant to Section
3.3 of the Plan, and includes both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

               "Bankruptcy Code" means 11 U.S.C. ss.ss. 101-1330.

               "Board" means the Board of Directors of the Corporation and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 6.5 of the Plan, such committee (or subcommittee thereof).

               "Change of Ownership" means any of the following events:

               (a) The sale to any purchaser unaffiliated with the Corporation of all or substantially all of the assets of the Corporation;

               (b) The sale, distribution, or accumulation of more than 50% of the outstanding voting stock of the Corporation to/by any acquiror or group of affiliated acquirors that are unaffiliated with the Corporation;

               (c) Individuals who, on the completion of the Corporation's chapter 11 reorganization under the Bankruptcy Code, constitute the Board of Directors (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such completion whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) will be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Corporation initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board will be deemed to be an Incumbent Director; or

               (d) The merger or consolidation of the Corporation with another entity (as such term is defined in section 101(16) of the Bankruptcy Code) (an "Entity") unaffiliated with the Corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then outstanding securities of such Entity are held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the then outstanding securities of the Corporation entitled to vote generally in the election of directors.

               (e) In no event may "Change of Ownership" be construed to include any change of control of the Corporation or any Subsidiary that occurs solely as a result of any exchange or distribution of equity securities of the Corporation or any Subsidiary upon consummation of a plan of reorganization for the Corporation or any Subsidiary in its chapter 11 case.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Committee" means the committee described in Section 6.4.

               "Common Shares" means shares of common stock, $0.01 par value per share, of the Corporation or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section
6.1 of the Plan.

               "Covered Employee" means a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of
Section 162(m) of the Code (or any successor provision).

               "Date of Grant" means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares will become effective (which date may not be earlier than the date on which the Board takes action with respect thereto) and may also include the date on which a grant of Option Rights to a Non-Employee Director becomes effective pursuant to Section
4.2 of the Plan.

               "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 3.5 of the Plan.

               "Deferred Shares" means an award made pursuant to Section 3.5 of the Plan of the right to receive Common Shares or cash in lieu thereof at the end of a specified Deferral Period.

               "Designated Subsidiary" means a Subsidiary that is (i) not a corporation or (ii) a corporation in which at the time the Corporation owns or controls, directly or indirectly, less than 80% of the total combined voting power represented by all classes of stock issued by such corporation.

               "Exercise Right" means the price payable upon exercise of a Free-Standing Appreciation Right.

               "Free-Standing Appreciation Right" means an Appreciation Right not granted in tandem with an Option Right.

               "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

               "Market Value per Share" means, as of any particular date, the fair market value of the Common Shares as determined by the Board, except that, with respect to options granted pursuant to Section 3.9 and 4.3, Market Value per Share will be $10.89 per share.

               "Non-Employee Director" means a Director of the Corporation who is not an employee of the Corporation or any Subsidiary.

               "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

               "Option Price" means the purchase price payable on exercise of an Option Right.

               "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 3.2 or Section 4.2 of the Plan.

               "Participant" means a person who is selected by the Board to receive benefits under the Plan and who is at the time an officer, or other key employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and also includes each Non-Employee Director who receives an award of Option Rights pursuant to Section 4.2 of the Plan; provided, however, that for purposes of Articles III and V of the Plan, Participant does not include such Non-Employee Director.

               "Performance Objectives" means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits pursuant to the Plan. Performance Objectives may be described in terms of Corporation-wide objectives and/or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region, store or function within the Corporation or Subsidiary in which the Participant is employed. The Performance Objectives may be made relative to the performance of other corporations. The Performance

Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

               1. earnings;
               2. earnings before interest, tax, depreciation and amortization;
               3. earnings per share (earnings per share will be calculated without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established);
               4. share price;
               5. total shareholder return;
               6. return on invested capital, equity, or assets;
               7. operating earnings;
               8. sales growth.

               Except where a modification would result in an award no longer qualifying as performance based compensation within the meaning of Section 162(m) of the Code, if the Board determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Board may in its discretion modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable.

               "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 3.6 of the Plan within which the Performance Objectives relating to such Performance Share or Performance Unit are to be achieved.

               "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 3.6 of the Plan.

               "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 3.6 of the Plan.

               "Reload Option Rights" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to
Section 3.2(g) of the Plan.

               "Restricted Shares" means Common Shares granted or sold pursuant to Section 3.4 or Section 4.2 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 3.4 of the Plan has expired.

               "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

               "Subsidiary" means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Corporation owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

               "Tandem Appreciation Right" means an Appreciation Right granted in tandem with an Option Right.

               "Voting Shares" means at any time the then-outstanding securities entitled to vote generally in the election of directors of the Corporation.


                                   ARTICLE II

                         Shares Available Under the Plan
                         -------------------------------

        2.1 SHARES AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 6.1 of the Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan may not exceed in the aggregate 2,250,000 shares plus any shares relating to awards that expire or are forfeited or canceled. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of any withholding amount by means of transfer or relinquishment of Common Shares, there will be deemed to have been issued or transferred under the Plan only the net number of Common Shares actually issued or transferred by the Corporation.

               (b) The number of shares available in Subsection (a) of this Section will be adjusted to account for shares relating to awards that expire; are forfeited; or are transferred, surrendered, or relinquished upon the payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of any withholding amount.

               (c) Notwithstanding anything in this Section or elsewhere in the Plan to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options may not exceed 200,000 shares, subject to adjustments as provided in Section 6.1 of the Plan. Further, no Participant may be granted Option Rights for more than 300,000 Common Shares during any calendar year, subject to adjustments as provided in Section 6.1 of the Plan.

               (d) Upon payment in cash of the benefit provided by any award granted under the Plan, any shares that were covered by that award will again be available for issue or transfer hereunder.

               (e) Notwithstanding any other provision of the Plan to the contrary, in no event may any Participant in any calendar year receive more than 300,000 Appreciation Rights, subject to adjustments as provided in Section 6.1 of the Plan.

               (f) Notwithstanding any other provision of the Plan to the contrary, in no event may any Participant in any calendar year receive more than 75,000 Restricted Shares or 5,000 Deferred Shares, subject to adjustments as provided in Section 6.1 of the Plan.

               (g) Notwithstanding any other provision of the Plan to the contrary, in no event may any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $1,000,000.


                                   ARTICLE III

                           Long-Term Incentive Awards
                           --------------------------

        3.1 PURPOSE. The purpose of the long-term incentive awards provided under this Article is to provide the Corporation a means to devise tailored long-term stock and other incentive awards to officers and other key employees of the Corporation or a Subsidiary, which will provide incentive for such employees to act in the best interests of the Corporation's shareholders, will reinforce such employees' mutuality of interest with shareholders, and will promote the long-term interests of the Corporation and its Subsidiaries.

        3.2 OPTION RIGHTS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

               (a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 2.1 of the Plan.

               (b) Each grant will specify an Option Price per share, which may be equal to or more or less than (but not less than 75% of) the Market Value per Share on the Date of Grant, except that the Option Price per share for any Incentive Stock Option will not be less than 100% of the Market Value per Share on the Date of Grant.

               (c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares owned by the Optionee (or other consideration authorized pursuant to Subsection (d) of this Section) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

               (d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Subsection, the Common Shares received upon the exercise of the Option Rights will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units surrendered.

               (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Corporation of some or all of the shares to which such exercise relates.

               (f) Any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Board.

               (g) Any grant may, at or after the Date of Grant, provide for the automatic grant of Reload Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares or other consideration specified in Subsection (d) of this Section. Reload Option Rights will cover up to the number of Common Shares, Deferred Shares, Option Rights or Performance Shares (or the number of Common Shares having a value equal to the value of any Performance Units) surrendered to the Corporation upon any such exercise in payment of the Option Price or to meet any withholding obligations. Reload Options may have an Option Price that is no less than the applicable Market Value per Share at the time of exercise and will be on such other terms as may be specified by the Board, which may be the same as or different from those of the original Option Rights.

               (h) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

               (i) Each grant will specify the period or periods of continuous service by the Optionee with the Corporation or any Subsidiary following the grant which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of retirement, disability or death of the Participant or a Change of Ownership or other similar transaction or event.

               (j) Any grant of Option Rights may specify Performance Objectives that must be achieved as a condition to the exercise of such rights.

               (k) Option Rights granted under the Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

               (l) The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents will be credited against the Option Price.

               (m) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 3.3 of the Plan.

               (n) No Option Right may be exercised more than 10 years from the Date of Grant.

               (o) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to the Optionee and containing such terms and provisions, consistent with the Plan, as the Board may approve.

        3.3 APPRECIATION RIGHTS. (a) The Board may also authorize the granting to any Optionee of Tandem Appreciation Rights in respect of Option Rights granted hereunder at any time prior to the exercise or termination of such related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

               (b) The Board may also authorize the granting to any Participant of Free-Standing Appreciation Rights. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Corporation an amount determined by the Board, which will be expressed as a percentage of the spread (not exceeding 100%) at the time of exercise.

               (c) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

                     (i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

                     (ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

                     (iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods and will provide that no Appreciation Right may be exercised except at a time when the related Option Right (if applicable) is also exercisable and at a time when the Spread is positive.

                     (iv) Any grant may specify that such Appreciation Right may be exercised only in the event of retirement, disability or death of the Participant or a Change of Ownership or other similar transaction or event.

                     (v) Each grant of Appreciation Rights will be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to and accepted by the Participant, which agreement will describe such Appreciation Rights, identify the related Option Rights (if applicable), state that such Appreciation Rights are subject to all the terms and conditions of the Plan, and contain such other terms and provisions, consistent with the Plan, as the Board may approve.

                     (vi) Any grant of Appreciation Rights may specify Performance Objectives that must be achieved as a condition of the exercise of such rights.

        3.4 RESTRICTED SHARES. The Board may also authorize the grant or sale to Participants of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

               (a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

               (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

               (c) Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code except (if the Board so determines) in the event of retirement, disability or death of the Participant or a Change of Ownership or other similar transaction or event, for a period of not less than 3 years as determined by the Board at the Date of Grant.

               (d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

               (e) Any grant of Restricted Shares may specify Performance Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each grant may specify in respect of such specified Performance Objectives, a minimum acceptable level of achievement and will set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives.

               (f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

               (g) Each grant or sale of Restricted Shares will be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to and accepted by the Participant and will contain such terms and provisions, consistent with the Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares will be held in custody by the Corporation until all restrictions thereon have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

        3.5 DEFERRED SHARES. The Board may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

               (a) Each such grant or sale will constitute the agreement by the Corporation to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

               (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is equal to or less than the Market Value per Share at the Date of Grant.

               (c) Each such grant or sale will be subject to a Deferral Period of not less than one year, as determined by the Board at the Date of Grant, except (if the Board so determines) in the event of retirement, disability, hardship or death of the Participant or a Change of Ownership or other similar transaction or event.

               (d) During the Deferral Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Deferred Shares and will have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

               (e) Each grant or sale of Deferred Shares will be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and will contain such terms and provisions, consistent with the Plan, as the Board may approve.

        3.6 PERFORMANCE SHARES AND PERFORMANCE UNITS. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Performance Objectives. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

               (a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee.

               (b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year, except in the event of retirement, disability or death of the Participant or a Change of Ownership or other similar transaction or event, if the Board so determines) commencing with the Date of Grant as is determined by the Board at the Date of Grant.

               (c) Any grant of Performance Shares or Performance Units will specify Performance Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units are earned and paid, the Board must certify that the Performance Objectives have been satisfied.

               (d) Each grant will specify a minimum acceptable level of achievement in respect of the specified Performance Objectives below which no payment will be made and will set forth a formula for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Performance Objectives.

               (e) Each grant will specify the time and manner of payment of Performance Shares or Performance Units which have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

               (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

               (g) The Board may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

               (h) Each grant of Performance Shares or Performance Units will be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant, which agreement will state that such Performance Shares or Performance Units are subject to all the terms and conditions of the Plan, and contain such other terms and provisions, consistent with the Plan, as the Board may approve.

        3.7 TRANSFERABILITY. (a) Except as otherwise determined by the Board on a case-by-case basis, no Option Right, Appreciation Right or other derivative security granted under the Plan will be transferable by an Optionee other than by will or the laws of descent and distribution, except (in the case of a Participant who is not a Director or officer of the Corporation) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes. Except as otherwise determined by the Board on a case-by-case basis, Option Rights and Appreciation Rights will be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

               (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 3.4 of the Plan, will be subject to further restrictions on transfer.

        3.8 PARTICIPATION BY EMPLOYEES OF A DESIGNATED SUBSIDIARY. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Designated Subsidiary, regardless whether such Participant is also employed by the Corporation or another Affiliate, the Board may require the Designated Subsidiary to agree to transfer to the Participant (as, if and when provided for under the Plan and any applicable agreement entered into between the Participant and the Designated Subsidiary pursuant to the Plan) the Common Shares that would otherwise be delivered by the Corporation upon receipt by the Designated Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such grant or award may be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Corporation, on terms consistent with the Plan and approved by the Board and the Designated Subsidiary. All Common Shares so delivered by or to a Designated Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 2.1 of the Plan and all references to the Corporation in the Plan are deemed to refer to the Designated Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

        3.9 AWARDS ON THE EFFECTIVE DATE. Long-term incentive awards pursuant to this Article will be initially made on the Effective Date as provided in Exhibit A hereto, with such awards to each applicable employee based on gain objective and salary.

                                   ARTICLE IV

                        Awards to Non-Employee Directors
                        --------------------------------

        4.1 PURPOSE. The purpose of providing awards to non-employee directors is to provide the Corporation a means to attract and retain qualified directors, provide an incentive for such directors to act in the best interests of the Corporation's shareholders, reinforce such directors' mutuality of interest with shareholders and promote the long-term interests of the Corporation.

        4.2 AWARDS TO NON-EMPLOYEE DIRECTORS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights (other than Incentive Stock Options) and may also authorize the grant or sale of Restricted Shares to Non-Employee Directors. A grant of Option Rights may be in lieu of all or a portion of such Non-Employee Director's annual retainer, as elected by the Non-Employee Director. Each grant of Option Rights awarded pursuant to this Section will be upon terms and conditions consistent with Section 3.2 of the Plan. Each grant or sale of Restricted Shares pursuant to this Article will be upon terms and conditions consistent with Section 3.4 of the Plan.

        4.3 AWARDS ON THE EFFECTIVE DATE. Awards to non-employee directors will be initially made on the Effective Date as provided in Exhibit A hereto.


                                    ARTICLE V

                             Annual Incentive Awards
                             -----------------------

        5.1 PURPOSE. The purpose of the annual incentive awards provided under the Plan is to provide for the grant of short-term performance awards to certain key employees of the Corporation or a Subsidiary based on their attainment of predetermined goals which will further the interests of the Corporation and its shareholders.

        5.2    DEFINITIONS.  As used in this Article,

               "Annual Incentive Award" means an award made pursuant to this Article.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Goal" means the threshold or thresholds to be satisfied in order for a Participant to qualify for all or a portion of an Annual Incentive Award, as determined by the Board.

               "Retirement" means termination of employment on or after attainment of age 55 with a combined total of age and service with the Company equal to at least 64.

        5.3 ELIGIBILITY FOR ANNUAL INCENTIVE AWARD. The Board annually will select Participants eligible to receive an Annual Incentive Award, based on the impact of the employee's position on Corporation performance, the measurability of such impact, and the Participant's performance and potential.

        5.4 ANNUAL INCENTIVE AWARDS. (a) As soon as practicable (but not later than the April 15) following the end of the Corporation's fiscal year, the Board will determine whether and to what extent the Goals have been met and what Annual Incentive Awards have been earned, and will notify each Participant of his entitlement, if any, to an Annual Incentive Award. Except as provided in this Article, an Annual Incentive Award will become nonforfeitable upon such a determination by the Board that such Award has been earned.

               (b) In the event of special or unusual events or circumstances affecting the application of one or more performance measures to an annual incentive award, the Board may revise the performance measures and/or underlying factors and criteria applicable to the Annual Incentive Awards affected, to the extent deemed appropriate by the Board, in its sole discretion, to avoid unintended windfalls or hardship.

               (c) Annual Incentive Awards earned will be paid in cash as soon as practicable following the determination by the Board of such Award, subject to any deferral election made pursuant to Section 5.5 of the Plan. Anything in this Article to the contrary notwithstanding, the Corporation will have no obligation to make payment of any Annual Incentive Award in the event the Participant's employment is terminated for Cause.

        5.5 DEFERRAL ELECTION. A Participant entitled to receive an Annual Incentive Award may elect to defer up to 50% of such Award (in whole percentages). Any such election must be made prior to the last business day of July of the year for which such Award may be earned and will be irrevocable with respect to such Annual Incentive Award; provided, however, that for the Annual Incentive Award applicable to the fiscal year in which the Effective Date occurs, such election must be made by January 15, 1998. The portion of an Annual Incentive Award deferred pursuant to this Subsection will be converted and granted as Deferred Shares under Section 3.5 of the Plan using the Market Value per Share on the last day of the Corporation's fiscal year for which such Award is earned.

        5.6 GRANTS OF RESTRICTED SHARES. The Corporation will grant Restricted Shares under Section 3.4 of the Plan to each Participant who defers a percentage of his Annual Incentive Award pursuant to Section 5.5 of the Plan. The number of Restricted Shares so granted will be equal in value, using the Market Value per Share on the last day of the Corporation's fiscal year to which the Award relates, to 25% of the deferred portion of such Award deferred.

        5.7 RETIREMENT, DISABILITY, DEATH, TERMINATION OF EMPLOYMENT, CHANGE OF OWNERSHIP. (a) In the event of the Retirement, disability or death of any Participant prior to the determination of any Annual Incentive Award, and in the event the Board determines that the Goal(s) set for the Participant are attained, such Participant or such Participant's beneficiary, as the case may be, will be eligible to receive a pro rata portion of his Annual Incentive Award, such portion determined by multiplying the Annual Incentive Award by a fraction, the numerator of which is the number of days during the year prior to his Retirement, disability or death and the denominator of which is 365.

               (b) OTHER TERMINATION OF EMPLOYMENT. If a Participant's employment is terminated (by him or by the Corporation or a Subsidiary) prior to the date on which any Annual Incentive Award is paid for any reason other than Retirement, disability or death, the Participant will forfeit any right to an Annual Incentive Award or any portion thereof; provided, however, that in unusual circumstances the Board in its sole discretion may waive the forfeiture in whole or in part.

               (c) CHANGE OF OWNERSHIP. If a Participant is employed on the date a Change of Ownership occurs, the Participant will be eligible to receive an Annual Incentive Award for the year in which such Change of Ownership occurs of not less than the Annual Incentive Award payable for the year immediately preceding such year.

        5.8 ADMINISTRATION. (a) This Article will be administered by the Board, which is the "administrator" for purposes of, and to the extent required by, ERISA (the "Administrator"). The Board will have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, to construe and interpret any provision of this Article or related provisions of the Plan or of any related agreement, notification or document (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in the language of this Article or related provisions of the Plan or such agreement, notification or document), to determine the rights and status under this Article of Participants and other persons, to decide disputes arising under this Article and to make any determinations and findings with respect to benefits under this Article and the persons entitled thereto as may be required for the purposes of this Article.

               (b) The Board may, from time to time, employ and/or designate agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Corporation. No member of the Board may act in respect of his own interests under this Article. All decisions and determinations by the Administrator will be final and binding on all parties. All decisions of the Board will be made by the vote of the majority, including actions in writing taken without a meeting.

               (c) All elections, notices and directions under this Article by a Participant must be made on such forms and in such manner as the Board prescribes.

        5.9 CLAIMS PROCEDURE. To the extent required by ERISA, the Board will provide to any Participant or beneficiary whose claim for benefits under this Article has been fully or partially denied (the "claimant") a written notice setting forth (a) the specific reasons for such denial, (b) a designation of any additional material or information required and (c) an explanation of this claim review procedure. Such notice will state that the claimant is entitled to request a review in writing, by the Board, of the decision denying the claim. The claim will be reviewed by the Board who may, but need not, grant the claimant a hearing. On review, the claimant may have legal representation, examine pertinent documents and submit issues and comments in writing. The decision on review will be made within 120 days following the request, will be provided in writing to the claimant and will be final and binding on all parties concerned.


                                   ARTICLE VI

                       Administration; General Provisions
                       ----------------------------------

        6.1 ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, and Performance Shares granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or
(b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 2.1 of the Plan and in the number of Option Rights to be granted pursuant to Section 4.2 of the Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section. Notwithstanding any other provision of the Plan, following any adjustment pursuant to this Section, the total percent of share equivalents to be made available under the Plan will be 15% of shares outstanding after such adjustment.

        6.2 FRACTIONAL SHARES. The Corporation will not be required to issue any fractional Common Shares pursuant to the Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

        6.3 WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Corporation for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. The Corporation and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

        6.4 ADMINISTRATION OF THE PLAN. (a) Except as otherwise provided in
Section 5.8 of the Plan, the Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under the Plan to a committee of the Board (or subcommittee thereof). A majority of the committee (or subcommittee thereof) will constitute a quorum, and the action of the members of the committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee thereof). To the extent of any such delegation, references in the Plan to the Board (other than in Section 6.5(a) of the Plan) are deemed to be references to any such committee or subcommittee.

               (b) The interpretation and construction by the Board of any provision of the Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board may be liable for any such action or determination made in good faith.

        6.5 AMENDMENTS, ETC. (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of any national securities exchange upon which the Common Shares are traded or quoted will not be effective unless and until such approval has been obtained. Presentation of the Plan or any amendment thereof for shareholder approval may not be construed to limit the Corporation's authority to offer similar or dissimilar benefits under other plans without shareholder approval.

               (b) The Board will not, without the further approval of the shareholders of the Corporation, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right may be canceled and replaced with awards having a lower Option Price without further approval of the shareholders of the Corporation. This Subsection is intended to prohibit the repricing of "underwater" Option Rights and may not be construed to prohibit the adjustments provided for in Section 6.1 of the Plan.

               (c) The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

               (d) The Board may condition the grant of any award or combination of awards authorized under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

               (e) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance

Shares or Performance Units which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 3.7(b) of the Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

               (f) The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor does it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

               (g) To the extent that any provision of the Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of the Plan.

        6.6 TERMINATION. No grant (other than an automatic grant of Reload Option Rights) may be made under the Plan more than 10 years after the date on which the Plan is first approved by the shareholders of the Corporation, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

                                    EXHIBIT A





                                                                            NUMBER OF    TOTAL OPTIONS
                                                               NUMBER      RESTRICTED    AND RESTRICTED
                        TITLE                                OF OPTIONS      SHARES           SHARES
---------------------------------------------------          ----------    ----------    --------------
Chairman of the Board of Directors and
        Chief Executive Officer....................            193,917        47,087         241,004
President, Chief Operating Officer, Chief
        Financial Officer, and Director............            126,046        30,606         156,652
Executive Vice President - Stores..................             60,599            --          60,599
Senior Vice Presidents(12).........................            215,975            --         215,975
Vice Presidents(23)................................            130,363            --         130,363
Other Key Employees(3).............................             12,120            --          12,120
Outside Directors1(7)..............................             49,000         9,100          58,100
                                                               -------        ------         -------
TOTALS                                                         788,020        86,793         874,813
                                                               =======        ======         =======

--------
1 The number of options and restricted shares assumes seven outside directors and includes the annual stock option grant for three years.